Exhibit 5.1

November 7, 2023

1427702 B.C. Ltd.

2900 – 550 Burrard Street

Vancouver, BC V6C 0A3

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-4 of 1427702 B.C. Ltd.

We have acted as Canadian counsel in the Province of British Columbia to 1427702 B.C. Ltd. (“TopCo”), a company incorporated and existing under the laws of the Province of British Columbia, in connection with the Registration Statement on Form F-4 (the “Registration Statement”) being filed by TopCo with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended) relating to the proposed issuance of up to:

(a)	24,526,063 common shares (each, a “TopCo Common Share” and, collectively, the “TopCo Common Shares”) by TopCo, all pursuant to the terms of: (i) a Merger (as defined below); and (ii) a Plan of Arrangement under Section 288 of Business Corporations Act (British Columbia) (“BCBCA”), the form of which is attached as Exhibit D to the Registration Statement (the “Plan of Arrangement”), and the transactions (collectively, the “Business Combination”) contemplated by the business combination agreement dated as of July 18, 2023 (the “Business Combination Agreement”) by and among Jupiter Acquisition Corporation (“Jupiter”), a Nasdaq listed special purpose acquisition company and Delaware corporation, Filament Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of TopCo (“Merger Sub”), and Filament Health Corp., a corporation incorporated and existing under the laws of the Province of British Columbia and listed on the Cboe Canada (“Filament”), consisting of up to:

(i)	18,214,871 TopCo Common Shares to be issued in exchange for Filament Common Shares (as defined herein) (which includes up to 705,363 TopCo Common Shares issuable in exchange for Filament Common Shares outstanding pursuant to the automatic conversion of certain convertible debentures of Filament (the “Debentures”) in accordance with their terms, 350,000 TopCo Common Shares issuable in exchange for the Advisory Shares, and 2,351,211 TopCo Common Shares issuable in exchange for the Bridge Shares); and

(ii)	6,311,192 TopCo Common Shares to be issued in exchange for Jupiter Class A Common Stock (as defined herein) (which includes up to 300,000 TopCo Common Shares issuable in exchange for the Deferred Fee Shares);

(b)	1,500,000 Class B non-voting common shares of TopCo (each, a
“TopCo Class B Earnout Share” and, collectively, the “TopCo Class B Earnout Shares”) to be issued pursuant to the terms of the Plan of Arrangement;

(c)	1,500,000 Class C non-voting common shares of TopCo (each, a “TopCo Class C Earnout Share” and, collectively, the “TopCo Class C Earnout Shares”) to be issued pursuant to the terms of the Plan of Arrangement;

(d)	8,178,534 warrants to acquire TopCo Common Shares (each, a “TopCo Warrant” and, collectively, the “TopCo Warrants”) to be issued pursuant to the Merger and governed by an amended and restated warrant agreement to be entered into as of the Merger Effective Time (as defined below) and following the Merger (the “Warrant Agreement”) by and between TopCo and Continental Stock Transfer & Trust Company (the “Warrant Agent”);

(e)	8,178,534 TopCo Common Shares issuable upon due exercise of the TopCo Warrants in accordance with the terms of the TopCo Warrants and the Warrant Agreement (each, a “TopCo Warrant Share” and, collectively, the “TopCo Warrant Shares”);

(f)	1,582,030 TopCo Common Shares issuable upon due exercise of the TopCo Rollover Warrants (as defined below) in accordance with the terms of the TopCo Rollover Warrants (each, a “TopCo Rollover Warrant Share” and, collectively, the “TopCo Rollover Warrant Shares”);

(g)	1,234,780 TopCo Common Shares issuable upon due exercise of the TopCo Rollover Options (as defined below) in accordance with the terms of the TopCo Rollover Option (each, a “TopCo Rollover Option Share” and, collectively, the “TopCo Rollover Option Shares”); and

(h)	548,900 TopCo Common Shares issuable in accordance with the terms of the TopCo Adjusted RSUs (as defined below) (each, a “TopCo Adjusted RSU Share” and, collectively, the “TopCo Adjusted RSU Shares”).

Pursuant to the Business Combination Agreement, each of the following transactions will occur in the following order: (i) two business days prior to the date of the closing (the “Closing”) of the Business Combination (the “Closing Date”), at the effective time of the Merger (as defined below) (the “Merger Effective Time”), Jupiter will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company after the Merger (the “Surviving Company”) and a direct, wholly-owned subsidiary of TopCo; (ii) as a result of the Merger: (a) each issued and outstanding share of Class A common stock, par value $0.0001 per share, of Jupiter (the “Jupiter Class A Common Stock”) will no longer be outstanding and will be automatically converted into and exchanged for the right to receive one TopCo Common Share; (b) each issued and outstanding Jupiter warrant to acquire a share of Jupiter Class A Common Stock (each, a “Jupiter Warrant” and, collectively, the “Jupiter Warrants”) pursuant to the warrant agreement dated August 12, 2021 between Jupiter and Continental Stock Transfer & Trust Company, as amended from time to time (the “Jupiter Warrant Agreement”) will no longer be outstanding and will be automatically converted into and become one TopCo Warrant, and all rights with respect to shares of Jupiter Class A Common Stock underlying such Jupiter Warrants will be automatically converted into rights with respect to TopCo Common Shares, in each case, with TopCo issuing a number of TopCo Common Shares and TopCo Warrants in accordance with the terms of the Business Combination Agreement; and (c) the one issued and outstanding unit of limited liability company membership interest of Merger Sub (the “Merger Sub Unit”) held by TopCo immediately before the Merger will no longer be outstanding, and in consideration for TopCo issuing a number of TopCo Common Shares to holders of Jupiter Class A Common Stock in the Merger: (x) the Merger Sub Unit will be automatically converted into and exchanged for one unit of limited liability company membership interest in the Surviving Company; and (y) the Surviving Company will issue in favor of TopCo a promissory note in an amount equal to the fair market value of the Merger Sub Unit held by TopCo immediately before the Merger; (iii) at least one business day following the Merger and prior to the effective time of the Plan of Arrangement in respect of the arrangement under the BCBCA contemplated by the Business Combination (the “Arrangement Effective Time”), TopCo will form a new British Columbia company (“AmalCo Sub”), which will be a direct, wholly-owned subsidiary of TopCo, with AmalCo Sub issuing a single common share to TopCo; and (iv) on the Closing Date, pursuant to the Plan of Arrangement and commencing at the Arrangement Effective Time: (a) the outstanding convertible debentures of Filament will convert into Common shares in the capital of Filament (each, a “Filament Common Share” and, collectively, the “Filament Common Shares”) in accordance with their terms, as amended; (b) the Articles of Topco, in the form of the TopCo Amended and Restated Articles, and the Notice of Articles of TopCo will be amended and restated to, among other matters, create the TopCo Class B Earnout Shares and TopCo Class C Earnout Shares (collectively, the “TopCo Earnout Shares”) and to attach certain rights and restrictions as set out in the TopCo Amended and Restated Articles; (c) Filament and AmalCo Sub will amalgamate to form a new British Columbia company (“AmalCo”, and such transaction the “Amalgamation”); (d) the Filament shareholders will exchange all of the issued and outstanding Filament Common Shares for newly issued TopCo Common Shares and TopCo Earnout Shares; (e) TopCo will exchange its single common share of AmalCo Sub for a single common share of AmalCo; (f) holders of Filament warrants and options to acquire Filament Common Shares will receive, as applicable, warrants to acquire TopCo Common Shares (the “TopCo Rollover Warrants”) or options to acquire TopCo Common Shares (the “TopCo Rollover Options”) of TopCo, in each case entitling the holders thereof to acquire TopCo Common Shares (being the TopCo Rollover Warrant Shares and the TopCo Rollover Option Shares, as applicable) upon exercise or settlement of such TopCo Rollover Warrants, or TopCo Rollover Options in accordance with their terms in exchange for all of the outstanding such Filament warrants and options to acquire Filament Common Shares, as applicable; (g) outstanding Filament restricted share units (“RSUs”) with respect to Filament Common Shares will be adjusted pursuant to their terms to become RSUs with respect to TopCo Common Shares (“TopCo Adjusted RSUs”), entitling the holders thereof to acquire TopCo Common Shares (being the the TopCo Adjusted RSU Shares) upon exercise or settlement of such TopCo Adjusted RSUs in accordance with their terms, (h) TopCo will repurchase for cancellation the single common share issued to the incorporator of TopCo on incorporation; and (i) after giving effect to the Amalgamation, AmalCo will become a direct, wholly-owned subsidiary of TopCo.

Any terms used in this opinion that are not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

II.	Materials Reviewed

For the purpose of the opinions hereinafter expressed, in our capacity as Canadian counsel for TopCo as aforesaid, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such public records, certificates, documents and other materials as we have considered relevant, necessary or advisable, including without limitation, the following documents (collectively, the “Relevant Documents”):

(a)	Amendment No. 3 to the Registration Statement dated November 7, 2023 (including the exhibits thereto);

(b)	the current Articles of TopCo;

(c)	the form of TopCo Amended and Restated Articles attached as Annex B to the Registration Statement;

(d)	the Business Combination Agreement, including the form of Plan of Arrangement attached thereto as an exhibit;

(e)	the omnibus equity incentive compensation plan of Filament, providing for the grant of various equity-based compensation arrangements, including the Filament RSUs and options, in effect as of this date;

(f)	the form of TopCo Equity Incentive Plan attached as Annex C to the Registration Statement;

(g)	a certificate dated the date of this opinion of an officer of Filament certifying, among other things, resolutions of the directors of Filament approving, among other things, ;the Business Combination Agreement and the transactions contemplated thereby, the Merger, the Plan of Arrangement and the transactions contemplated thereby, and the performance of Filament’s obligations under the Business Combination Agreement and the Plan of Arrangement;

(h)	a certificate dated the date of this opinion of an officer of TopCo certifying, among other things, resolutions of the directors of TopCo approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the the Merger and Plan of Arrangement and the transactions contemplated thereby, and the performance of TopCo’s obligations under the Business Combination Agreement, the Merger and the Plan of Arrangement;

(i)	a certificate dated the date of this opinion of an officer of Jupiter certifying, among other things, resolutions of the directors of Jupiter approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the Merger, the Plan of Arrangement and the transactions contemplated thereby, and the performance of Jupiter’s obligations under the Business Combination Agreement, the Merger and the Plan of Arrangement;

(j)	a certificate dated the date of this opinion of an officer of Merger Sub certifying, among other things, dresolutions of the directors of Merger Sub approving, among other things, the Business Combination Agreement and the transactions contemplated thereby, the Merger, the Plan of Arrangement and the transactions contemplated thereby, and the performance of Merger Sub’s obligations under the Business Combination Agreement, the Merger and the Plan of Arrangement;

(k)	the form of special resolution of the Filament Shareholders in respect of the Plan of Arrangement to be considered at the special meeting of the shareholders of Filament (the “Filament Meeting”) attached as Exhibit C to the Business Combination Agreement;

(l)	the form of special resolution of the Jupiter Shareholders in respect of the Business Combination to be considered at the Jupiter Shareholders’ Meeting attached as Annex E to the Registration Statement;

(m)	the form of Warrant Agreement included in the Registration Statement;

(n)	a Certificate of Good Standing issued under the laws of the Province of British Columbia for Filament on November 7, 2023; and

(o)	a Certificate of Good Standing issued under the laws of the Province of British Columbia for TopCo on November 7, 2023.

We have not participated in the preparation of the Warrant Agreement nor reviewed any other documentation relating to the issuance and sale of the TopCo Warrant Shares as contemplated by the Warrant Agreement except as expressly stated herein. Further, other than our review of the Relevant Documents, we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to TopCo, AmalCo Sub, Jupiter, Filament or Merger Sub. No inference as to our knowledge as to such facts and circumstances should be drawn merely from our representation of TopCo, AmalCo Sub and Filament.

III.	Assumptions

In giving this opinion, we have assumed:

(a)	the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies;

(b)	the Registration Statement will be effective, will comply with all applicable laws, will be duly authorized, executed and delivered by TopCo and Puglisi & Associates, and will be duly and properly filed with the SEC and the SEC will have cleared the Registration Statement in all required respects;

(c)	the proxy statement of Jupiter included in the Registration Statement (the “Proxy Statement”) will be delivered by Jupiter in accordance with the Business Combination Agreement, all applicable law, including securities laws, and the constating documents of Jupiter to the Jupiter Shareholders;

(d)	that as at the Merger Effective Time, each of TopCo, Filament, Merger Sub and Jupiter are validly existing and in good standing under the applicable laws of their jurisdiction and as at the Arrangement Effective Time, each of TopCo, Filament, AmalCo Sub and the Surviving Company are validly existing and in good standing under the applicable laws of their jurisdiction;

(e)	that the exchange ratio for the exchange of Jupiter Class A Common Stock and Jupiter Warrants into TopCo Common Shares and TopCo Warrants, respectively, will be 1:1 in accordance with the terms of the Business Combination Agreement and the Merger;

(f)	that the exchange ratio for the exchange or adjustment, as applicable, of Filament Common Shares, warrants, options and RSUs of Filament into TopCo Common Shares, TopCo Rollover Warrants, TopCo Rollover Options and TopCo Adjusted RSUs, respectively, will be 1:0.0846436 in accordance with the terms of the Business Combination Agreement and the Plan of Arrangement;

(g)	that no Public Stockholders exercise Redemption Rights with respect to their Public Shares prior to the consummation of the Business Combination;

(h)	that the obligations of the parties to the letter agreement dated March 22, 2023 between Filament and Maxim Group LLC will have been performed and the terms satisfied such that a number of Filament Common Shares, which would result in the issuance of up to 350,000 TopCo Common Shares, be issued for payment of services performed;

(i)	that the Deferred Fee Shares are validly issued as fully paid and non-assessable in accordance with the applicable governing documents of Jupiter

(j)	the Jupiter Shareholders’ Meeting is held as set forth in the Proxy Statement and the Registration Statement and in accordance with all applicable law and the constating documents of Jupiter and at such Jupiter Shareholders’ Meeting the requisite approval of the Jupiter Shareholders of each of Proposal No.1, Proposal No. 2A, Proposal No. 2B, Proposal No. 2C, Proposal No. 2D, Proposal No. 2E, Proposal No. 2F, Proposal No. 3 and (if required) Proposal No. 4 is duly obtained in accordance with the terms of the Business Combination Agreement, the constating documents of Jupiter and all applicable law;

(k)	an Interim Order of the Supreme Court of British Columbia (the “Court”) providing for certain procedural matters related to the Filament Meeting and the Plan of Arrangement is granted in the manner contemplated by the Business Combination Agreement and all applicable law;

(l)	an information circular for the Filament Meeting at which among other matters, the Plan of Arrangement will be considered (the “Information Circular”) is duly approved by the board of directors of Filament and complies with the Business Combination Agreement, all applicable laws, the constating documents of Filament and the Interim Order and is mailed to Filament Shareholders in accordance with the Business Combination Agreement, BCBCA, the constating documents of Filament, the Interim Order and all applicable law;

(m)	the Filament Meeting is held as set forth in the Business Combination Agreement, the Information Circular and the Interim Order, and in accordance with the constating documents of Filament and all applicable law and at such Filament Meeting the requisite approval of the Filament Shareholders of the Plan of Arrangement is duly obtained in accordance with the terms of the Business Combination Agreement, constating documents of Filament, all applicable law and the Interim Order;

(n)	there are no amendments to the Business Combination Agreement, the form of Plan of Arrangement, the form of Warrant Agreement, the form of TopCo Amended and Restated Articles, the form of TopCo Equity Incentive Plan or any of the other Relevant Documents after the date hereof and prior to the Effective Time and all of the representations, warranties and acknowledgments of each of the parties thereto (including any certificates signed and delivered by any of them pursuant thereto) are and will be at all relevant times including the Effective Time, complete, true and accurate, that all of the covenants and obligations of the Purchaser as set out in such agreements to be performed by the Effective Time have been duly performed by the parties thereto and that the conditions in such agreements have been satisfied prior to the Effective Time;

(o)	a Final Order of the Court approving the Plan of Arrangement is granted prior to the Arrangement Effective Time, in accordance with the Business Combination Agreement, the constating documents of Filament, all applicable law and the Interim Order;

(p)	that prior to the Merger Effective Time, Jupiter, Merger Sub and TopCo will have made all requisite filings and done all acts necessary and received all authorizations and approvals, including corporate approvals, required under applicable law and their applicable constating documents, such that the Merger becomes duly effective at the Merger Effective Time all in accordance with the Business Combination Agreement, their applicable constating documents, and all applicable law;

(q)	prior to the Arrangement Effective Time, TopCo will have made all requisite filings and done all acts necessary and received all authorizations and approvals, including corporate approvals, required under applicable law and its constating documents, to incorporate AmalCo Sub and AmalCo Sub shall be duly incorporated and existing pursuant to the BCBCA, all pursuant to the Business Combination Agreement and all applicable laws, and the articles and notice of articles of AmalCo Sub will be in a form that are not inconsistent with the Business Combination Agreement and the transactions contemplated thereby, the Merger and Plan of Arrangement and the transactions contemplated thereby;

(r)	that prior to the Arrangement Effective Time, TopCo, Filament and AmalCo Sub will have made all requisite filings and done all acts necessary and received all authorizations and approvals, including corporate approvals, required under applicable law and its constating documents such that the Arrangement, including the Amalgamation, becomes duly effective at the Arrangement Effective Time, all in accordance with the Business Combination Agreement, their constating documents, the Interim Order, the Final Order, and all applicable law;

(s)	that the registers of securities, each as set forth in the applicable Filament Officer’s Certificate, TopCo Officer’s Certificate and Jupiter Officer’s Certificate, and the number of securities set forth in the Odyssey Letter are true and correct as of the date hereof and will be true and correct as at the Merger Effective Time and at the Arrangement Effective Time (with respect to the Filament securities set forth in the Filament Officer’s Certificate and in the Odyssey Letter);

(t)	that prior to the Arrangement Effective Time, TopCo will have, pursuant to the authority set forth in the special resolutions to be considered by Filament Shareholders at the Filament Meeting and in accordance with applicable laws, filed a Form 11 Notice of Alteration with the British Columbia Corporate Registrar of Companies to alter its Notice of Articles to create the TopCo Earnout Shares and effect the adoption of the Altered Articles such that, after the filing becomes effective, TopCo’s authorized share structure will consist of an unlimited number of Common Shares, an unlimited number of TopCo Earnout Shares and an unlimited number of Preferred Shares, with the special rights and restrictions attached thereto as contemplated in the Amended and Restated TopCo Articles and the Articles of TopCo will be the Amended and Restated TopCo Articles and TopCo will have duly received all authorizations and approvals, including corporate approvals, in conformity with its constating documents (as then in effect) and all applicable law, to do so, and in accordance with the Plan of Arrangement, TopCo will have duly altered its Notice of Articles and authorized share structure and amended its Articles as contemplated thereby, at the Arrangement Effective Time;

(u)	the board of directors of TopCo will adopt resolutions duly approving the Merger, the Plan of Arrangement and all transactions contemplated thereby to occur on the Effective Date and the Closing Date, including the execution and delivery of the Warrant Agreement, the appointment of the Warrant Agent as warrant agent under the Warrant Agreement, adoption of the TopCo Equity Incentive Plan, the issuance of the TopCo Common Shares, TopCo Class B Earnout Shares, TopCo Class C Earnout Shares, the TopCo Warrants, TopCo Rollover Warrants, the TopCo Rollover Options, TopCo Adjusted RSUs pursuant to the Merger, the Plan of Arrangement, the Warrant Agreement and the TopCo Equity Incentive Plan, as applicable, and the reservation for issuance of the TopCo Warrant Shares issuable on due exercise of the TopCo Warrants in accordance with their terms and the terms of the Warrant Agreement, TopCo Rollover Warrant Shares issuable on due exercise of the TopCo Rollover Warrants in accordance with their terms, TopCo Rollover Option Shares, and TopCo Adjusted RSUS issuable on due exercise or conversion of TopCo Rollover Options and TopCo Adjusted RSUs, as applicable, in accordance with their terms and the terms of the TopCo Equity Inventive Plan, and TopCo will have made all requisite filings and done all acts necessary and received all authorizations and approvals, including corporate approvals, required under applicable law and its constating documents to do the same;

(v)	the Jupiter Warrant Agreement has been duly authorized, executed and delivered by, and constitutes, a valid and legally binding obligation of, each of the parties thereto enforceable against each of them in accordance with its terms under the laws of the State of New York;

(w)	the Warrant Agent is duly appointed, and accepts such appointment, as warrant agent under the Warrant Agreement;

(x)	the Warrant Agreement will, at the relevant time for the purposes of the opinions expressed herein, be duly, executed and delivered by, and constitute, a valid and legally binding obligation of, each of the parties thereto enforceable against each of them in accordance with its terms under the laws of the State of New York;

(y)	that insofar as any obligation under any of the Warrant Agreement is to be performed in any jurisdiction outside of the Province of British Columbia, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction;

(z)	the terms used in the Warrant Agreement have the same meanings under the laws of the Province of British Columbia as they do under the laws of the State of New York and would be interpreted and understood under the laws of the Province of British Columbia in the same way as they are interpreted and understood under the laws of the State of New York;

(aa)	the provisions of any instrument evidencing the TopCo Warrants will be consistent in all respects with the provisions of the Warrant Agreement;

(bb)	the Equity Incentive Plan will, at the relevant time for the purposes of the opinions expressed herein, be duly adopted by, and constitute, a valid and legally binding obligation of, TopCo;

(cc)	all required consideration (in whatever form) for the TopCo Common Shares, TopCo Class B Earnout Shares, and TopCo Class C Earnout Shares issued pursuant to the Merger and Arrangement and the TopCo Warrant Shares and the TopCo Common Shares underlying the Rollover TopCo Warrants, the Rollover TopCo Options and the Adjusted TopCo RSUs is paid in money or in property (other than a promissory note or promise to pay) or past service that is not less in value than the fair value equivalent of the money that TopCo would have received if the TopCo Common Shares and TopCo Warrant Shares had been issued for money;

(dd)	each of the Jupiter Class A Common Shares and Filament Common Shares issued and outstanding as of the date hereof to exchanged for TopCo Common Shares, TopCo Class B Earnout Shares and/or TopCo Class C Earnout Shares, including each of the Jupiter Class A Common Shares provided for in the register of securities attached to the Jupiter Officer’s Certificate, and each of the Filament Common Shares provided for in the register of securities attached to the Filament Officer’s Certificate and in the Odyssey Letter, were, and are as of the date hereof, and each of the Jupiter Class A Common Shares and Filament Common Shares to be issued following the date hereof and prior to the Merger Effective Time and the Arrangement Effective Time to exchanged for TopCo Common Shares, TopCo Class B Earnout Shares and/or TopCo Class C Earnout Shares, being the Filament Common Shares to be issued pursuant to the conversion of the Debentures, the Advisory Shares and the Bridge Shares, and the Deferred Fee Shares, will be duly authorized and issued and outstanding as fully paid and non-assessable shares at the time of such exchange;

(ee)	each of the Jupiter Warrants to be exchanged for TopCo Warrants, and Filament warrants, RSUs and options to be exchanged for or adjusted to become TopCo Rollover Warrants, TopCo Rollover Options and TopCo Adjusted RSUS, respectively, are and will be duly authorized and outstanding securities of Jupiter or Filament, as applicable, at the time of such exchange; and

(ff)	each of the Relevant Documents has been or will be, at the applicable time of issuance of the TopCo Common Shares, duly authorized, executed and delivered by, and constitutes, a valid and legally binding obligation of, each of the parties thereto enforceable against each of them in accordance with its terms and transactions thereunder.

IV.	Reliance

With respect to the accuracy of factual matters material to this opinion, we have relied upon resolutions, certificates or comparable documents and representations of public officials and of officers and representatives of TopCo, Filament, Jupiter and Merger Sub.

Where our opinion expressed herein refers to the TopCo Common Shares, TopCo Class B Earnout Shares, TopCo Class C Earnout Shares, TopCo Warrant Shares, TopCo Rollover Warrant Shares, TopCo Rollover Option Shares and TopCo Adjusted RSU Shares having been issued as being “fully- paid and non-assessable”, such opinion indicates that the holder of such TopCo Common Shares, TopCo Earnout Shares, TopCo Warrant Shares, TopCo Rollover Warrant Shares, TopCo Rollover Option Shares or TopCo Adjusted RSU Shares, as applicable, will not, after the issuance to them of such TopCo Common Shares, TopCo Earnout Shares, TopCo Warrant Shares, TopCo Rollover Warrant Shares, TopCo Rollover Option Shares or TopCo Adjusted RSU Shares, as applicable, be liable to contribute any further amounts to TopCo in order to complete payment for the TopCo Common Shares, TopCo Earnout Shares, TopCo Warrant Shares, TopCo Rollover Warrant Shares, TopCo Rollover Option Shares or TopCo Adjusted RSU Shares, as applicable, or to satisfy claims of creditors of TopCo. No opinion is expressed as to actual receipt by TopCo of the consideration for the issuance of such TopCo Common Shares, TopCo Earnout Shares, TopCo Warrant Shares, TopCo Rollover Warrant Shares, TopCo Rollover Option Shares and TopCo Adjusted RSU Shares, or as to the adequacy of any consideration received.

V.	Applicable Laws

We are qualified to practice law in the province of British Columbia and we do not express any opinion on any laws other than the laws of the province of British Columbia and the laws of Canada applicable therein, in each case in effect on the date hereof (the “Applicable Laws”).

VI.	Opinion

Based upon and relying on the foregoing, and subject to the assumptions and qualifications expressed herein, we are of the opinion that:

(a)	subject to and upon the occurrence of the Merger Effective Time, the Arrangement Effective Time and the Closing, and the completion of the Merger, the Plan of Arrangement, the Amalgamation and all of the other transactions contemplated by the Plan of Arrangement and the Business Combination Agreement, in accordance with the terms thereof, including the effectiveness of the Amended and Restated TopCo Articles, the requisite TopCo board resolutions approving the issuances thereof and the assumptions set forth in section II hereof, up to 24,526,063 TopCo Common Shares to be issued in exchange for Filament Common Shares and Jupiter Class A Common Stock pursuant to the Business Combination will be validly issued as fully paid and non-assessable TopCo Common Shares;

(b)	subject to and upon the occurrence of the Merger Effective Time, the Arrangement Effective Time and the Closing, and the completion of the Merger, the Plan of Arrangement, the Amalgamation and all of the other transactions contemplated by the Plan of Arrangement and the Business Combination in accordance with the terms thereof, including the effectiveness of the Amended and Restated TopCo Articles and the requisite TopCo board resolutions approving the reservation for issuance and issuance thereof, and the due issuance and exercise of the TopCo Warrants in accordance with their terms and the terms of the Warrant Agreement (including receipt by TopCo of the consideration, in full and in accordance with the BCBCA, therefor), up to 8,178,534 TopCo Warrant Shares will be validly issued as fully paid and non-assessable TopCo Common Shares;

(c)	subject to and upon the occurrence of the Merger Effective Time, the Arrangement Effective Time and the Closing, and the completion of the Merger, the Plan of Arrangement, the Amalgamation and all of the other transactions contemplated by the Plan of Arrangement and the Business Combination in accordance with the terms thereof, including the effectiveness of the Amended and Restated TopCo Articles and the requisite TopCo board resolutions approving the reservation for issuance and issuance thereof, and the due issuance and exercise of the TopCo Rollover Warrants in accordance with their terms (including receipt by TopCo of the consideration, in full and in accordance with the BCBCA, therefor), up to 1,582,030 TopCo Rollover Warrant Shares by TopCo will be validly issued as fully paid and non-assessable TopCo Common Shares;

(d)	subject to and upon the occurrence of the Merger Effective Time, the Arrangement Effective Time and the Closing, and the completion of the Merger, the Plan of Arrangement, the Amalgamation and all of the other transactions contemplated by the Plan of Arrangement and the Business Combination in accordance with the terms thereof, including the effectiveness of the Amended and Restated TopCo Articles and the requisite TopCo board resolutions approving the TopCo Equity Inventive Plan and the reservation for issuance and issuance thereof, and the due issuance and exercise of the TopCo Rollover Options in accordance with their terms (including with respect to vesting) and the terms of the Equity Incentive Plan (including receipt by TopCo of the consideration, in full and in accordance with the BCBCA, therefor), 1,234,780 TopCo Rollover Option Shares by TopCo will be validly issued as fully paid and non-assessable TopCo Common Shares; and

(e)	subject to and upon the occurrence of the Merger Effective Time, the Arrangement Effective Time and the Closing, and the completion of the Merger, the Plan of Arrangement, the Amalgamation and all of the other transactions contemplated by the Plan of Arrangement and the Business Combination in accordance with the terms thereof, including the effectiveness of the Amended and Restated TopCo Articles and the requisite TopCo board resolutions approving the TopCo Equity Incentive Plan and the reservation for issuance and issuance thereof, and the due issuance and vesting and settlement of the TopCo Adjusted RSUs in accordance with their terms and the terms of the Equity Incentive Plan, 548,900 TopCo Adjusted RSU Shares by TopCo will be validly issued as fully paid and non-assessable TopCo Common Shares.

VII.	Qualifications

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Securities and Exchange Commission. This opinion is furnished for the sole benefit of TopCo and may not be relied upon by any other person or entity or quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

The opinions are given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact that may come to our attention after the date hereof. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP
Fasken Martineau DuMoulin LLP